EXHIBIT 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540

                                   ----------

                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933

                                  July 7, 2004


American Natural Energy Corporation
7030 South Yale - Suite 404
Tulsa, OK  74136

Gentlemen:

         I have acted as counsel for American Natural Energy Corporation, an Oklahoma corporation, (the "Company") in connection with the preparation of a Registration Statement (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (File No. 333-116492) relating to a proposed public offering by the Company, pursuant to transferable rights (the "Rights") to purchase shares of Common Stock issued for no consideration to the shareholders of the Company as of a record date to be established, of 6,941,414 shares of Common Stock, $.001 par value (the "Stock"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended.

         In my capacity as counsel to you, I have examined the original, certified, conformed photostats or duplicate copies of all such corporate organizational documents, amendments thereto, agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

         On the basis of such examination, I advise you that, in my opinion (a) the issuance of the Rights as described in the Registration Statement, will be, when issued upon effectiveness of the Registration Statement, legally issued, and (b) the Shares, when issued and paid for in accordance with the terms of the Rights, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                                  Very truly yours,

                                                  William S. Clarke, P.A.


                                            By:     /s/ William S. Clarke
                                                  -----------------------
                                                  William S. Clarke